Exhibit 99.1

NEWS RELEASE

CONTACTS:	Allergan:
Investors:
Daphne Karydas
(862) 261-8006

Media:
Mark Marmur
(862) 261-7558

Allergan Announces Tender Offers by Certain Subsidiaries

DUBLIN, IRELAND — May 10, 2017 — Allergan plc (NYSE: AGN) today announced that its indirectly wholly owned subsidiaries Allergan Funding SCS, Allergan Finance LLC, Forest Laboratories, LLC and Allergan, Inc., each as co-offeror with its wholly owned subsidiary Warner Chilcott Limited, have commenced tender offers to purchase for cash certain debt securities issued by the entities listed in the table below (collectively, the “Securities” and each a “series”).

In the tender offers, Warner Chilcott Limited is acting as a co-offeror with: (i) Allergan Funding SCS (formerly known as Actavis Funding SCS) with respect to the 4.850% notes due 2044, the 4.550% notes due 2035 and the 4.750% notes due 2045 issued by Allergan Funding SCS; (ii) Allergan Finance LLC (formerly known as Actavis, Inc.) with respect to the 3.250% notes due 2022 and the 4.625% notes due 2042 issued by Allergan Finance LLC; (iii) Forest Laboratories, LLC with respect to the 4.375% notes due 2019 and the 4.875% notes due 2021 by Forest Laboratories, LLC (formerly known as Forest Laboratories, Inc.); and (iv) Allergan, Inc. with respect to the 3.375% notes due 2020 issued by Allergan, Inc. (in each case, together with Warner Chilcott Limited, the “Offeror” with respect to the applicable tender offer).

Up to each Maximum Tender SubCap (Not to Exceed the Aggregate Maximum Tender Cap)

of the Outstanding Securities Listed Below

Title of Security	Issuer of Security (1)	CUSIP Number/ 144A ISIN/ REGS ISIN	Principal Amount Outstanding	Maximum Tender SubCap	Acceptance Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (2)(3)	Hypothetical Total Consideration (2)(3)(4)
4.875% notes due February 2021	Forest Laboratories, LLC	345838AE6/ US345838AE68/ U3455QAC7	$ 750,000,000	$ 300,000,000	1	1.875% UST due 4/30/22	FIT1	+45 bps	$30.0	$1,082.49
4.625% notes due October 2042	Allergan Finance LLC	942683AH6	$1,000,000,000	$ 400,000,000	2	2.875% UST due 11/15/46	FIT1	+135 bps	$30.0	$1,035.27
4.375% notes due February 2019	Forest Laboratories, LLC	345838AC0/ US345838AC03/ U3455QAB9	$1,050,000,000	$ 420,000,000	3	1.250% UST due 4/30/19	FIT1	+50 bps	$30.0	$1,035.34
4.750% notes due March 2045	Allergan Funding SCS	00507UAU5	$2,500,000,000	$1,000,000,000	4	2.875% UST due 11/15/46	FIT1	+135 bps	$30.0	$1,056.87
4.850% notes due June 2044	Allergan Funding SCS	00507UAH4	$1,500,000,000	$ 375,000,000	5	2.875% UST due 11/15/46	FIT1	+140 bps	$30.0	$1,063.53
4.550% notes due March 2035	Allergan Funding SCS	00507UAT8	$2,500,000,000	N/A	6	2.875% UST due 11/15/46	FIT1	+130 bps	$30.0	$1,025.30
3.375% notes due September 2020	Allergan, Inc.	018490AN2	$ 650,000,000	N/A	7	1.500% UST due 4/15/20	FIT1	+75 bps	$30.0	$1,034.00
3.250% notes due October 2022	Allergan Finance LLC	942683AF0	$1,700,000,000	N/A	8	1.875% UST due 4/30/22	FIT1	+90 bps	$30.0	$1,019.77

(1)	Each issuer of the Securities is the co-offeror, together with Warner Chilcott Limited, in each tender offer for the Securities of such issuer.

(2)	Per $1,000 principal amount.

(3)	The Total Consideration (as defined below) for Securities validly tendered prior to or at the Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the Early Tender Payment (as defined below). The Total Consideration will be determined taking into account the applicable par call date for each series of Securities, if any, as described in the offer to purchase referenced below.

(4)	Hypothetical Total Consideration is calculated on the basis of pricing for the applicable U.S. Treasury Reference Security as of 11:00 a.m., New York City time, on May 9, 2017. Hypothetical Total Consideration calculation assumes an Early Settlement Date of May 30, 2017 and is exclusive of Accrued Interest (as defined below). The actual Total Consideration payable pursuant to the tender offers will be calculated and determined as set forth in the offer to purchase referenced below. All holders of Securities accepted for purchase will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the applicable settlement date.

The tender offers consist of offers on the terms and conditions set forth in the offer to purchase, dated May 10, 2017, and the related letter of transmittal (as they may each be amended or supplemented from time to time, the “Tender Offer Documents”), including the offer to purchase for cash in the order of priority set forth in the table above, up to the applicable Maximum Tender SubCap (as set forth in the table above) of each series of the Securities, subject to an aggregate maximum tender cap of $2,000,000,000 in principal amount for all tendered series of Securities. There is no Maximum Tender SubCap applicable to the 4.550% notes due March 2035, the 3.375% notes due September 2020 or the 3.250% notes due October 2022. The Offerors refer investors to the Tender Offer Documents for the complete terms and conditions of the tender offers.

The tender offers for the Securities will expire at 11:59 p.m., New York City time, on June 7, 2017, or, in each case, any other date and time to which the applicable Offeror extends the applicable tender offer (such date and time, as it may be extended with respect to a tender offer, the “Expiration Date”), unless earlier terminated. Holders of Securities must validly tender and not validly withdraw their Securities prior to or at 5:00 p.m., New York City time, on May 23, 2017 (such date and time, as it may be extended with respect to a tender offer, the “Early Tender Date”), to be eligible to receive the Total Consideration (as defined below), which is inclusive of an amount in cash equal to the amount set forth in the table above under the heading “Early Tender Payment” (the “Early Tender Payment”). If a holder validly tenders Securities after the applicable Early Tender Date but prior to or at the applicable Expiration Date, the holder will only be eligible to receive the applicable Late Tender Offer Consideration (as defined below).

Holders will also receive accrued and unpaid interest (“Accrued Interest”) on Securities validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the applicable settlement date.

The applicable consideration (the “Total Consideration”) offered per $1,000 principal amount of each series of Securities validly tendered and accepted for purchase pursuant to the applicable tender offer will be determined in the manner described in the Tender Offer Documents by reference to the applicable fixed spread for such Securities specified in the tables above plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the tables above at 11:00 a.m., New York City time, on May 24, 2017. The “Late Tender Offer Consideration” is equal to the Total Consideration minus the Early Tender Payment.

The tender offers will expire on the applicable Expiration Date. Except as set forth below, payment for the Securities that are validly tendered prior to or at the Expiration Date, which is currently anticipated to be June 7, is expected to be made on the second business day following the Expiration Date. The Offerors reserve the right, in their sole discretion, to make payment for Securities that are validly tendered prior to or at the Early Tender Date on an earlier settlement date, which would be a date following the Early Tender Date and prior to the Expiration Date on which the conditions to the satisfaction of the applicable tender offer are satisfied.

Tendered Securities may be withdrawn prior to or at, but not after, 5:00 p.m., New York City time, on May 23, 2017, or such other date and time to which the applicable Offeror extends the withdrawal deadline.

Following the expiration of the tender offers, the Offerors may redeem any Securities that are not tendered and accepted in the tender offers in accordance with the indentures governing the Securities.

The tender offers are subject to the satisfaction or waiver of certain conditions which are specified in the Tender Offer Documents, including a financing condition that Allergan Funding SCS shall have issued and sold debt securities providing net proceeds at least equal to the aggregate maximum tender cap identified in the Tender Offer Documents. The tender offers are not subject to minimum tender conditions.

Information Relating to the Tender Offers

The Tender Offer Documents are being distributed to holders beginning today. Morgan Stanley & Co. LLC, BofA Merrill Lynch and Citigroup Global Markets Inc. are the lead dealer managers for the tender offers. Barclays Capital Inc., BNP Paribas Securities Corp., HSBC and Mizuho Securities USA LLC are the co-dealer managers for the tender offers. Investors with questions regarding the tender offers may contact Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect), BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect) or Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Global Bondholder Services Corporation is the tender and information agent for the tender offers and can be contacted at (866) 470-4200 (toll-free) or (212) 430-3774 (collect).

None of the Offerors or their affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any Securities is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and none of the Offerors or any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

The full details of the tender offers, including complete instructions on how to tender Securities, are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents because they will contain important information. The Tender Offer Documents may be downloaded from Global Bondholder Services Corporation’s website at www.gbsc-usa.com/Allergan or obtained from Global Bondholder Services Corporation, free of charge, by calling toll-free at (866) 470-4200 (bankers and brokers can call collect at (212) 430-3774).

About Allergan plc

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a bold, global pharmaceutical company and a leader in a new industry model – Growth Pharma. Allergan is focused on developing, manufacturing and commercializing branded pharmaceutical, device, biologic, surgical and regenerative medicine products for patients around the world.

Allergan markets a portfolio of leading brands and best-in-class products for the central nervous system, eye care, medical aesthetics and dermatology, gastroenterology, women’s health, urology and anti-infective therapeutic categories.

Allergan is an industry leader in Open Science, a model of research and development, which defines our approach to identifying and developing game-changing ideas and innovation for better patient care. With this approach, Allergan has built one of the broadest development pipelines in the pharmaceutical industry with 70+ mid-to-late stage pipeline programs currently in development.

Allergan’s success is powered by our more than 18,000 global colleagues’ commitment to being Bold for Life. Together, we build bridges, power ideas, act fast and drive results for our customers and patients around the world by always doing what is right.

With commercial operations in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives every day.

For more information, visit Allergan’s website at www.Allergan.com.

Forward-Looking Statement

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Allergan’s current perspective on existing trends and information as of the date of this release. Actual results may differ materially from Allergan’s current expectations depending upon a number of factors affecting Allergan’s business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan’s products; difficulties or delays in manufacturing; and other risks and uncertainties detailed in Allergan’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s Annual Report on Form 10-K for the year ended December 31, 2016 and Allergan’s Quarterly Report on Form 10-Q for the period ended March 31, 2017. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.